EXHIBIT 99.1

NEWS RELEASE

CONTACT ERIC GRAAP
(540) 349-0212 or
egraap@fauquierbank.com

Fauquier Bankshares Hosts Annual Meeting of Shareholders

WARRENTON, VA, May 21, 2008 — Fauquier Bankshares, Inc. (NASDAQ: FBSS) conducted its 2008 Annual Meeting of Shareholders on May 20, 2008, where shareholders elected three directors to new terms and ratified the selection of the company’s auditors. The meeting took place at Fauquier Springs Country Club in Warrenton.

The meeting also included an announcement of the Board’s approval of a quarterly dividend of $0.20, representing a $0.80 dividend on an annualized basis.

The meeting was conducted by C. H. Lawrence, Jr., Chairman. Shareholders voted on a proposal to elect three directors to serve until the 2011 annual meeting of shareholders. The board of directors currently has ten members. The three nominees approved by shareholders were:

Douglas C. Larson — Mr. Larson has been a director of the Company and a director of the Bank since 1996. Mr. Larson has been Vice President of the Piedmont Environmental Council since December 2000. From 1977 through November 2000, he served in various capacities at the Arlie Foundation, a conference and research center in Fauquier County, Virginia.

Randolph T. Minter – Mr. Minter has been a director of the Company and a director of the Bank since 1996. Mr. Minter has been President and owner of Moser Funeral Home, Inc. since 1986, and worked prior to that time in various positions at the funeral home since 1980.

H. Frances Stringfellow – Mrs. Stringfellow has been director of the Company since 1999 and a director of the Bank since 2000. Mrs. Stringfellow served as Secretary of the Company from 1991 to May 2004. Mrs. Stringfellow was employed by the Bank and served in various executive and other positions from 1986 until she retired as Senior Vice President, Administrative Services, in May 1999.

Shareholders also ratified the selection of Smith Elliott Kearns & Company, LLC as the Company’s independent public accountants to audit the financial statements of the Company and its subsidiaries for the current year.

Randy K. Ferrell, President and Chief Executive Officer, reviewed the accomplishments of the holding company and The Fauquier Bank, noting the challenging general economic conditions that caused earnings to fall behind 2006 performance and reiterating the key points of the company’s strategy. He provided shareholders with a 10-year “total return” comparison with other Virginia banks, reflecting the company’s positive relative performance over the long term. Ferrell also commented on growth plans, and shareholders were presented with architectural renderings of three new branches slated for construction. Other remarks focused on continuing control of costs and commitment to continuing the bank’s loan practices that have prevented exposure to the recent sub-prime mortgage issues faced by other institutions.

Fauquier Bankshares, Inc., and its principal subsidiary, The Fauquier Bank, had combined assets of $490.5 million and total shareholders’ equity of $42.5 million at March 31, 2008. The Fauquier Bank is an independent, locally-owned, community bank offering a full range of financial services, including internet banking, commercial, retail, insurance, wealth management, and financial planning services through eight banking offices located in Fauquier and Prince William Counties in Virginia. Additional information is available at www.fauquierbank.com or by calling: (800) 638-3798.

This news release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, our plans to expand our branch network and increase our market share, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this news release.

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